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                                                                    Exhibit 21.1

Subsidiaries of Frontline Communications Corporation

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           Name                                                        Jurisdiction
           ----                                                        ------------
WOW Factor, Inc.                                                        New Jersey

CLEC Communications Corporation.                                        Delaware

FNT Communications Corporation                                          New York
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